Exhibit 10.2.5
             ASSIGNMENT OF LESSEE'S INTEREST IN LEASE

     FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NEWRIDERS, INC., a Nevada corporation ("Assignor") hereby assigns, transfers and conveys to LEON HATCHER ("Assignee"), all of its right, title and interest as a Lessee under that certain Lease Agreement with ARCHIE MCNAIR CABINETS, INC., and ARCHIE M. MCNAIR, d.b.a. MCNAIR RENTAL dated June 6,1997 (the "Lease"), with respect to real property and improvements located at 4019 Highway 501 near the City of Myrtle Beach, Horry County, South Carolina.

     Assignee hereby accepts such assignment, agrees to assume and perform all of Assignor's duties and obligations under the Lease including without limitation, the obligation to pay rent as required under the Lease, from and after the Effective Date as provided below. Assignee further agrees to indemnify, defend and hold Assignor harmless from and against any and all loss, cost, damage, liability, claim or expense arising from or attributable to the Lease from and after the Effective Date.

     The Effective Date of this Assignment shall be March 1, 1998.

     In Witness Whereof, the parties have executed this Assignment on the dates opposite their respective signatures, to be effective for all purposes as of the Effective Date.

ASSIGNOR

NEWRIDERS, INC., a
Nevada Corporation

By: /s/ WR Nordstrom
-------------------                                   Dated: 2/9/1998


ASSIGNEE

/s/ Leon Hatcher
-----------------
    LEON HATCHER                                     Dated: 2/9/98